                               ARTICLES OF MERGER
                                       OF
                                COLORTYME, INC.
                                      INTO
                           CT ACQUISITION CORPORATION

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

                                   ARTICLE I

         The Plan of Merger, attached as Exhibit A and incorporated herein by reference, was approved by the Board of Directors of CT Acquisition Corporation on May 7, 1996 in the manner prescribed by the Texas Business Corporation Act. Shareholder approval of the merger is not required pursuant to Article 5.03 of the Texas Business Corporation Act.


                                   ARTICLE II

         The Plan of Merger was approved by the shareholders of ColorTyme, Inc. on May 13, 1996 in the manner prescribed by the Texas Business Corporation Act.

                                  ARTICLE III

         The number of shares of ColorTyme outstanding and entitled to vote on such Plan of Merger is eight thousand one hundred (8,100), all of which are designated as common stock and none of which are entitled to vote as a class.

                                   ARTICLE IV

         The total number of shares of ColorTyme voted for such Plan of Merger is eight thousand one hundred (8,100) and the total number of shares of ColorTyme voted against such Plan of Merger is zero (0).

                                   ARTICLE V

         The Plan of Merger and the performance of its terms were duly authorized by all action required by the laws under which each corporation that is a party to the Plan of Merger was incorporated or organized and by its constituent documents.

                                   ARTICLE VI

     The merger will become effective at 5:00 p.m. Dallas, Texas time on the date of the issuance of a Certificate of Merger by the Secretary of State in accordance with Article 5.05 of the Texas Business Corporation Act.



     DATED:    May 15, 1996



                                       COLORTYME, INC.

                                       By: /s/ MITCH FADEL
                                          --------------------------------------
                                          Name: Mitch Fadel
                                               ---------------------------------
                                          Title: President
                                                --------------------------------


                                       CT ACQUISITION CORPORATION

                                       By: /s/ J. ERNEST TALLEY
                                          --------------------------------------
                                          Name: J. Ernest Talley
                                               ---------------------------------
                                          Title: President
                                                --------------------------------

STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     I, T.C. Bennett, a Notary Public, do hereby certify that on this 15th day of May, 1996, personally appeared before me Mitch Fadel, who being by me first duly sworn, declared that he is the President of ColorTyme, Inc., that he signed the foregoing document as President of the corporation and that the statements therein contained are true.



[SEAL]                             /s/ T.C. BENNETT
                                   ---------------------------------------------
                                   Notary Public in and for Dallas County, Texas
My Commission Expires:

----------------------


STATE OF TEXAS      )
                    )
COUNTY OF DALLAS    )

     I, Sherry D. Morgan, a Notary Public, do hereby certify that on this 15th day of May, 1996, personally appeared before me J. Ernest Talley, who being by me first duly sworn, declared that he is the President of CT Acquisition Corporation, that he signed the foregoing document as President of the corporation and that the statements therein contained are true.


[SEAL]                             /s/ SHERRY D. MORGAN
                                   ---------------------------------------------
                                   Notary Public in and for Dallas County, Texas
My Commission Expires:

----------------------

                                   EXHIBIT A

                                                                    EXHIBIT 3.7
                                 PLAN OF MERGER


         This PLAN OF MERGER (this "Plan"), dated as of May 15, 1996, is made and entered into by and between CT Acquisition Corporation, a Texas corporation (the "Merger Sub"), and ColorTyme, Inc., a Texas corporation (the "Company").

                                   RECITALS:

         WHEREAS, the Merger Sub is a wholly-owned subsidiary of Renters Choice, Inc., a Delaware Corporation (the "Purchaser");

         WHEREAS, the Purchaser, the Merger Sub and the Company have made and entered into an Agreement and Plan of Reorganization (herein so called), dated as of May 15, 1996, whereby the Company will be merged (the "Merger") with and into the Merger Sub;

         WHEREAS, the respective Boards of Directors of the Merger Sub and the Company have approved and authorized this Plan and the Merger and recommended that their respective shareholders approve and adopt this Plan and the Merger; and

         WHEREAS, the respective shareholders of the Merger Sub and the Company have approved and adopted this Plan and the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Company shall be merged with and into the Merger Sub upon the terms and conditions hereinafter set forth.

                                   ARTICLE I
                                     MERGER

         At the effective time of the Merger (the "Effective Time," as hereinafter further defined), as provided herein, the Company shall be merged with and into the Merger Sub, the separate existence of the Company shall cease and the Merger Sub (hereinafter sometimes referred to as the "Surviving Corporation") shall continue to exist under the name of "ColorTyme, Inc." by virtue of, and shall be governed by, the laws of the State of Texas.

                                   ARTICLE II
               ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

         The Articles of Incorporation of the Merger Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation without change, except that Article I, "Name" shall be amended in its entirety to read as follows:

               "The Name of the Corporation is 'ColorTyme, Inc.'"

                                  ARTICLE III
                     BY-LAWS OF THE SURVIVING CORPORATION

         The By-Laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

                                   ARTICLE IV
                DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

         Section 4.1 Directors. The directors of the Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

         Section 4.2 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE V
             EFFECT OF MERGER ON STOCK OF CONSTITUENT CORPORATIONS

         Section 5.1 Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, the Merger Sub or any holder of capital stock of any of them:

                  (a) Subject to the limitations contained herein, each share of common stock of the Company (the "Company Common Stock") issued and outstanding



PLAN OF MERGER - Page 2
         immediately prior to the Effective Time shall be automatically converted into the right to receive the per share amount set forth beside the name of the holder of such share on Annex 1 to the Agreement and Plan of Reorganization, which amount shall be payable in cash and shares of common stock, par value $.01 per share, of Renters Choice, Inc. (the "Renters Choice Common Stock") in the proportions set forth on Annex 1 to the Agreement and Plan of Reorganization.

                  (b) All shares of the Company Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of the Company Common Stock shall thereafter cease to have any rights with respect to such shares, except to receive, upon the surrender of such certificate, without interest, the consideration payable to such holder pursuant to Section 5.1(a).

                  (c) Each share of Company Common Stock held in the treasury of the Company and each such share held by the Purchaser or the Merger Sub immediately prior to the Effective Time shall be cancelled and retired without any payment of any consideration therefor.

         Section 5.2 Company Preferred Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser, the Company, the Merger Sub or any holder of capital stock of any of them:

                  (a) Subject to the limitations contained herein, each share of the Company's Class A, Non Voting Preferred Stock, par value $1.00 per share (the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the per share amount set forth beside the name of the holder of such share on Annex 1 to the Agreement and Plan of Reorganization, which amount shall be payable in cash and shares of Renters Choice Common Stock in the proportions shown on Annex 1 to the Agreement and Plan of Reorganization.

                  (b) All shares of Company Preferred Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Company Preferred Stock shall thereafter cease to have any rights with respect to such shares, except to receive, upon the surrender of such certificate, without interest, the consideration payable to such holder pursuant to Section 5.1(a).



PLAN OF MERGER - Page 3

         Section 5.3 Merger Sub Common Stock. Each share of the Merger Sub's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

                                   ARTICLE VI
                        CORPORATE EXISTENCE, POWERS AND
                      LIABILITIES OF SURVIVING CORPORATION

         At the Effective Time, the separate existence of the Company shall cease. The Company shall be merged with and into the Merger Sub, in accordance with the provisions of this Plan. Thereafter, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities, and duties of each of the parties to this Plan; and all and singular, the rights, privileges, powers, and franchises of the Merger Sub and the Company, and all property, real, personal, and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed or otherwise, vested in the Merger Sub and the Company, or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon the property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities, and duties of the Merger Sub, shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

                                  ARTICLE VII
                                 EFFECTIVE TIME

         As promptly as practicable after the execution hereof, the respective Boards of Directors of the Merger Sub and the Company will cause their duly authorized officers to make and execute Articles of Merger effecting this Plan and shall cause same to be filed with the Secretary of State of the State of Texas in accordance with the laws of the State of Texas. The Effective Time of the Merger (the "Effective Time") shall be at 5:00 p.m., Dallas, Texas time on the date the Articles of Merger are filed with the Secretary of State of the State of Texas.


PLAN OF MERGER - Page 4

                                  ARTICLE VIII
                             TERMINATION OF MERGER

         This Plan may be terminated and the Merger abandoned at any time prior to the filing of this Plan with the Secretary of State of the State of Texas, notwithstanding approval hereof by the shareholders of the Merger Sub or the Company.

                                   ARTICLE IX
                                 MISCELLANEOUS

         In order to facilitate the filing and recording of this Plan, this Plan may be executed in counterparts, each of which when so executed shall be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]



PLAN OF MERGER - Page 5

                                 PLAN OF MERGER

                                 Signature Page

         IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their respective Presidents and Secretaries, all as of the day and year first above written.


                                   CT ACQUISITION CORPORATION



                                   By:       /s/ ILLEGIBLE
                                      -----------------------------------------
                                      President


                                   By:       /s/ ILLEGIBLE
                                      -----------------------------------------
                                      Secretary


                                   COLORTYME, INC.



                                   By:       /s/ ILLEGIBLE
                                      -----------------------------------------
                                      President



                                   By:       /s/ ILLEGIBLE
                                      -----------------------------------------
                                      Secretary


PLAN OF MERGER - Page 6